UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 29, 2007

A.D.A.M., Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-26962	58-1878070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (770) 980-0888

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2007, the Company and the Chief Operations Officer of its OnlineBenefits subsidiary, John Gedney, agreed that the Company would terminate Mr. Gedney’s employment agreement with the Company without cause effective as of January 1, 2008. Under the terms of the agreement, the Company will pay Mr. Gedney $375,000 over the next eighteen months plus $53,750 of his earned but unpaid bonus for 2007, and reimburse Mr. Gedney for certain health insurance and life insurance costs for a period of 18 months following the date of termination in January 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.D.A.M., INC

Dated: October 29, 2007	By:	/s/ Kevin S. Noland
Kevin S. Noland President and Chief Executive Officer